Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Experts" and to the use of our reports dated August 27, 1996 with respect to the financial statements of South Western Electricity plc (Predecessor Company) in the Registration Statement (Form S-4) of Southern Investments UK plc and Southern Investments UK Capital Trust I, for the registration of $84,537,000 of Exchange Subordinated Debentures due 2027, $82,000,000 of Exchange Subordinated Capital Income Securities and the related Exchange Capital Securities Guarantee.



                                                     ERNST & YOUNG
                                                     Chartered Accountants


Bristol, England
May 8, 1997